Exhibit 23(b)

Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2003, except for Note 17 paragraph 7, as to which the date is April 9, 2004, relating to the financial statements as of December 31, 2002 and for the years ended December 31, 2002 and 2001, which appears in CanArgo Energy Corporation’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003.

s/ PricewaterhouseCoopers LLP
London, England
24 September 2004

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